EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-1, of our report dated December 15, 2008, with respect to the financial statements of Arrowhead Research Corporation and Subsidiaries appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2008, and to the reference to our Firm under the caption “Experts” in the Prospectus.

Rose, Snyder & Jacobs

A Corporation of Certified Public Accountants

Encino, California

August 13, 2009